EXHIBIT 99.1

BJ's Restaurants, Inc. Appoints Wes Nichols to Its Board of Directors

HUNTINGTON BEACH, Calif., Dec. 16, 2013 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the appointment of Mr. Wesley A. Nichols to the Company's Board of Directors as an independent director, effective immediately. Additionally, Mr. Nichols will serve as a member of the Governance and Nominating Committee of the Board. Mr. Nichols' appointment brings the total number of the Company's board members to ten. Mr. Nichols is replacing Henry Gomez, who resigned due to increased levels of responsibilities resulting from his recent appointment as global Chief Marketing Officer of Hewlett-Packard Company.

Mr. Nichols, a 25-year marketing veteran, has helped grow leading global brands with a focus on emerging media, marketing analytics and technology. He is currently Co-founder and Chief Executive Officer of MarketShare, an industry leader in predictive marketing analytics and cross-media attribution. MarketShare supports a number of the world's largest companies with resource allocation and marketing optimization via 'big data' analytics and technology solutions. Prior to this role, he served as President and Chief Executive Officer of TEQUILA, a digital marketing agency which is part of Omnicom Group. From 1994 to 2001, he was Co-founder and Managing Partner of Direct Partners (acquired by Omnicom Group). Mr. Nichols is a member of the Board of Trustees at Randolph-Macon College.

"We are very pleased to welcome Wes Nichols to our board of directors," said Jerry Deitchle, Chairman of the Board of Directors. "Wes is a distinguished marketing executive with broad experience developing breakthrough growth strategies for some of the world's most successful brands. His extensive background and experience will be of considerable value to BJ's as we continue to build a national brand that delivers a higher quality, more differentiated casual dining experience to consumers and generate greater brand awareness to attract future guests."

BJ's Restaurants, Inc. currently owns and operates 146 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Washington (4), Ohio (4), Oklahoma (3), Oregon (3), Kentucky (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1), New Mexico (1) and Virginia (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 64 of our current 146 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin of BJ's Restaurants, Inc.
         (714) 500-2400